Exhibit (l)(i)
CONSENT OF COUNSEL
     We consent to the reference to our Firm under the heading “Legal Matters” in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 of The Gabelli Global Multimedia Trust Inc. as filed with the Securities and Exchange Commission on or about June 23, 2011.
/s/ Paul, Hastings, Janofsky & Walker LLP
PAUL, HASTINGS, JANOFSKY & WALKER LLP
New York, New York
June 23, 2011